Exhibit 99.1

Double-Take Software, Inc. Announces Second Quarter 2008 Financial Results

Revenue Increases 22%, Non-GAAP Income from Operations Increases 23%

Company Announces Addition to Board of Directors

SOUTHBOROUGH, Mass.--(BUSINESS WIRE)--Double-Take Software, Inc. (NASDAQ: DBTK), a leading provider of recovery solutions, today announced its financial results for the second quarter of 2008.

“We are pleased with the performance of the company, which once again produced solid earnings. Revenue also met our expectations, though it was muted by weaker than expected license sales out of Europe. Sales of our virtual systems products continued to sell well and we secured our first key accounts for our Linux offering,” said Dean Goodermote, Chairman and CEO of Double-Take Software, Inc. “We are also excited about the long term potential of our acquisition of emBoot, which will provide our customers with increased capabilities to dynamically manage their workloads,” he added.

Total revenue for the quarter, which consists of software revenue and maintenance and professional services revenue, increased 21.9% to $24.4 million in the second quarter of 2008 from $20.0 million in the second quarter of 2007. Software revenue increased 13.6% to $13.6 million in the second quarter of 2008 from $12.0 million in the second quarter of 2007. Maintenance and professional services revenue increased 34.4% to $10.8 million in the second quarter of 2008 from $8.0 million in the second quarter of 2007.

Income from operations was $4.4 million in the second quarter of 2008 compared to $4.0 million in the second quarter of 2007. Net income totaled $2.7 million, or $0.11 per diluted share in the second quarter of 2008 compared with $7.5 million, or $0.33 per diluted share, in the second quarter of 2007. The decrease in net income and diluted earnings per share was due to income tax expense increasing to $2.2 million in the second quarter of 2008 from an income tax benefit of $2.8 million in the second quarter of 2007. For comparative purposes, if the effective tax rate for the second quarter of 2008 had been in effect in the second quarter of 2007, net income per diluted share in the second quarter of 2007 would have been $0.11.

Income from operations on an adjusted, non-GAAP basis in the second quarter of 2008 was $5.5 million compared with $4.4 million in the second quarter of 2007. Adjusted, non-GAAP net income in the second quarter of 2008 was $3.7 million, or $0.16 per diluted share, compared with $8.0 million, or $0.35 per diluted share in the second quarter of 2007. The decrease in adjusted, non-GAAP net income and diluted earnings per share was due to income tax expense increasing to $2.2 million in the second quarter of 2008 from an income tax benefit of $2.8 million in the second quarter of 2007. For comparative purposes, if the effective tax rate for the second quarter of 2008 had been in effect in the second quarter of 2007, adjusted, non-GAAP net income per diluted share in the second quarter of 2007 would have been $0.14.

The Company calculates these adjusted non-GAAP income measures by excluding the effects in the respective periods of the non-cash stock based compensation, resulting from the application of SFAS 123R, from Operating Expenses. An explanation of these adjusted, non-GAAP financial measures and a reconciliation of these measures to GAAP results are provided in the tables included in this press release, and these measures should only be viewed together with the reconciliation and the further explanation given under “Non-GAAP Financial Measures” below.

Cash generated from operations was $5.2 million in the second quarter. Cash and short term investments at June 30, 2008 totaled $73.8 million, an increase of approximately $4.0 million from March 31, 2008.

Addition to Board of Directors

The Company is pleased to announce the appointment of Deborah Besemer to the Board of Directors. Previously, Ms. Besemer served as the President and Chief Executive Officer of BrassRing LLC and spent more than a decade at Lotus Development, where she served as Executive Vice-President of Worldwide Field Operations. She is a former Chairperson of the Massachusetts Software Council and has previously served on the boards of public and private companies.

“Deborah’s track record of proven leadership is impressive. She brings to our board a rich software and technology background as well as expertise in global expansion,” said Goodermote.

2008 Financial Guidance

The Company is providing the following financial guidance for the third quarter and full year 2008. This guidance does include the expected impact from the operations of emBoot, Inc which was acquired on July 28, 2008.

Revenue for the third quarter of 2008 is expected to be between $25.7 and $26.3 million and adjusted non-GAAP operating income is expected to be $5.3 to $5.5 million net of the effect of the emBoot acquisition, which includes retention bonuses and amortization of intangible assets, of approximately $0.3 million. The effective income tax rate on adjusted, non-GAAP net income for the third quarter is expected to be approximately 37% and adjusted, non-GAAP net income per share is expected to be $0.15 to $0.16 per share net of a reduction of approximately $0.01 per share from emBoot. Weighted average diluted shares using the treasury method are expected to be approximately 23.2 to 23.3 million shares.

The Company continues to expect full-year 2008 revenue to be between $101.7 and $103.5 million. The Company is changing its previously announced guidance for non-GAAP operating income and earnings per share for full year 2008 solely to account for the effect of the emBoot acquisition. Non-GAAP operating income is expected to be $21.8 to $22.2 million which is down from previous guidance of $22.2 to $23.0 million solely due to the effect of the emBoot acquisition, which includes retention bonuses and amortization of intangible assets, of approximately $0.7 to $0.8 million. Adjusted, non-GAAP income per share for the full year 2008 is expected to be in the range of $0.63 to $0.65 which is down from previous guidance of $0.65 to $0.67 per share solely from the effect of the emBoot acquisition of approximately $0.02 per share. The full year effective tax rate on non-GAAP net income is expected to be approximately 37%. Weighted average diluted shares using the treasury method are assumed to be approximately 23.3 to 23.4 million shares.

See “Non-GAAP Financial Measures” and “Important Note to Investors” below

Non-GAAP Financial Measures

Double-Take Software, Inc. has provided in this press release adjusted financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures are identified above as “adjusted, non-GAAP” measures. Double-Take Software, Inc. uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to, but not as a substitute for, GAAP measures in evaluating the Company’s operational performance. Double-Take Software, Inc. believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in Double-Take Software, Inc.’s industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude non-cash stock-based compensation charges from our results and exclude the effect of these charges in the related diluted share count. The Company’s expectations for adjusted, non-GAAP operating income and income per share for the third quarter of 2008 and full-year 2008 exclude the impact of stock-based compensation charges, the amount and significance of which, because of the information and assumptions underlying those charges, cannot readily be determined at this time.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures presented above to GAAP results has been provided in the financial statement tables included in this press release.

Conference Call Information

Double-Take Software, Inc. will discuss these financial results in a conference call at 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of Double-Take Software, Inc.’s conference call on the Investor Relations section of the company website at www.doubletake.com. For those who are unable to participate in the live conference call, an audio replay will be available until August 1, 2008 at 11:59 p.m. EDT. To access the audio replay, dial 888-266-2081 or 703-925-2533 and enter confirmation code 1255729. A web cast replay of the call will be available on the Investor Relations section at www.doubletake.com approximately two hours after the conclusion of the call and will remain available for 90 days.

About Double-Take® Software

Headquartered in Southborough, Massachusetts, Double-Take® Software (NASDAQ: DBTK) is a leading provider of affordable software for recoverability, including continuous data replication, application availability and system state protection. Double-Take Software products and services enable customers to protect and recover business-critical data and applications such as Microsoft Exchange, SQL, and SharePoint in both physical and virtual environments. With its unparalleled partner programs, technical support, and professional services, Double-Take Software is the solution of choice for more than sixteen thousand customers worldwide, from SMEs to the Fortune 500. Information about Double-Take Software's products and services can be found at www.doubletake.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases that say Double-Take or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All forward-looking statements are inherently speculative, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in forward-looking statements. These risks and uncertainties include those set forth from time to time in our filings with the Securities and Exchange Commission. We are under no obligation, and do not undertake any duty, to update these forward looking statements at any time.

© Double-Take Software. All rights reserved. Double-Take, GeoCluster and Double-Take for Virtual Systems are registered trademarks of Double-Take Software, Inc. Balance and Double-Take ShadowCaster are trademarks of Double-Take Software, Inc. Microsoft, Windows, and the Windows logo are trademarks or registered trademarks of Microsoft Corporation in the United States and/or other countries. All other trademarks are the property of their respective companies.

Double-Take Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	Dec 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$51,410	$25,748
Short term investments	22,360	38,977
Accounts receivable, net	18,104	18,171
Prepaid expenses and other current assets	5,379	5,019
Deferred tax assets	2,945	3,184
Total current assets	100,198	91,099

Property and equipment, net	4,721	4,184
Intangibles, net	4,515	5,061
Goodwill	11,870	11,408
Other assets	149	149
Long-term deferred tax assets	1,353	2,705
Total assets	$122,806	$114,606

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	8,922	9,379
Other liabilities	147	751
Deferred revenue	26,649	24,162
Total current liabilities	35,718	34,292

Long-term deferred revenue, less current portion	4,432	4,485
Long-term deferred rent, less current portion	195	272
Long-term capital lease obligations, less current portion	19	13

Stockholders' equity	82,442	75,544

Total liabilities and stockholders' equity	$122,806	$114,606

Double-Take Software, Inc.
Consolidated Income Statements
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Software licenses	$13,620	$11,991	$26,036	$22,381
Maintenance and professional services	10,784	8,021	21,360	15,556
Total revenue	24,404	20,012	47,396	37,937

Cost of revenue:
Software licenses	121	118	241	145
Maintenance and professional services	2,517	2,008	4,856	3,865
Total cost of revenue	2,638	2,126	5,097	4,010

Gross profit	21,766	17,886	42,299	33,927

Operating expenses:
Sales and marketing	8,879	6,845	17,900	13,748
Research and development	4,129	2,839	8,148	5,714
General and administrative	3,507	3,690	6,674	6,907
Depreciation and amortization	863	555	1,668	1,104
Total operating expenses	17,378	13,929	34,390	27,473

Income from operations	4,388	3,957	7,909	6,454

Other income, net	422	767	679	1,390

Income before income taxes	4,810	4,724	8,588	7,844

Income tax expense (benefit)	2,156	(2,768)	3,781	(2,586)

Net income	2,654	7,492	4,807	10,430

Net income per share:
Basic	$0.12	$0.36	$0.22	$0.50
Diluted	$0.11	$0.33	$0.21	$0.45

Weighted-average number of shares used in per share amounts:
Basic	21,958	21,038	21,950	20,963
Diluted	23,109	23,031	23,129	22,991

Double-Take Software, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30,
	2008	2007

Cash flows from operating activities:
Net Income	$4,807	$10,430
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,122	752
Amortization of intangible assets	546	352
Provision for doubtful accounts	(46)	231
Stock option expense	1,963	755
Deferred income taxes	1,592	(2,849)
Excess tax benefits from stock based compensation	(130)	(1,089)

Changes in:
Accounts receivable	619	(1,975)
Prepaid expenses and other assets	16	611
Inventories	-	14
Other assets	6	(4)
Accounts payable and accrued expenses	(662)	(1,946)
Other liabilities	(532)	343
Deferred revenue	1,730	2,318
Net cash provided by operating activities	$11,031	$7,943

Cash flows from investing activities:
Purchase of property and equipment	(1,644)	(628)
Purchase of short term investments	(17,570)	(29,734)
Sales and maturities of short term investments	34,470	-
Acquisitions, net of cash acquired	(462)	(3,245)
Cash flows provided by (used in) investing activities	14,794	(33,607)

Cash flows from financing activities:
Expenses from initial public offering	-	(113)
Proceeds from exercise of stock options	69	693
Excess tax benefits from stock based compensation	130	1,089
Payments on capital lease obligation	(28)	(11)
Net cash provided by financing activities	171	1,658

Effect of exchange rate changes on cash and cash equivalents	(334)	(35)
Net increase (decrease) in cash and cash equivalents	25,996	(24,006)
Cash and cash equivalents - beginning of period	25,748	55,170
Cash and cash equivalents - end of period	$51,410	$31,129

Note: Certain reclassifications have been made to prior year amounts to conform to current period classifications.

Double-Take Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Non-GAAP financial measures and reconciliation:

GAAP income from operations	$4,388	$3,957	$7,909	$6,454
Add: noncash stock option expense (1)	1,077	483	1,963	755
Non-GAAP income from operations	$5,465	$4,440	$9,872	$7,209

GAAP net income	$2,654	$7,492	$4,807	$10,430
Add: noncash stock option expense (1)	1,077	483	1,963	755
Non-GAAP net income	$3,731	$7,975	$6,770	$11,185

Non-GAAP income per share:
Basic	$0.17	$0.38	$0.31	$0.53
Diluted	$0.16	$0.35	$0.29	$0.49

Weighted-average number of shares used in per share amounts:

Basic	21,958	21,038	21,950	20,963

GAAP diluted shares outstanding	23,109	23,031	23,129	22,991
Add: effect of excluding stock options expensed under FAS 123R	79	-	70	-
Non-GAAP diluted shares outstanding	23,188	23,031	23,199	22,991

Footnotes to Adjustments

(1) Represents noncash stock compensation charge associated with stock option grants as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Stock option expense by line item:
Cost of maintenance and professional services	$101	$46	$184	$67
Sales and marketing	232	93	406	144
Research and development	286	69	512	98
General and administrative	458	275	861	446
	$1,077	$483	$1,963	$755

CONTACT:
Double-Take Software, Inc.
S. Craig Huke, 317-572-1857
Chief Financial Officer
investor@doubletake.com
or
Sapphire Investor Relations, LLC
Erica Mannion, 212-766-1800
Investor Relations
investor@doubletake.com